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                                                   Exhibit (8)(a)








                       CUSTODIAN CONTRACT
                             Between
          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
                               and
              STATE STREET BANK AND TRUST COMPANY



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                     TABLE OF CONTENTS

1.  Employment of Custodian and Property to be Held By
    It     .............................................2

2.  Duties of the Custodian with Respect to Property
    of the Fund Held by the Custodian in the United
    States ............................................. 3
    2.1    Holding Securities........................... 3
    2.2    Delivery of Securities....................... 3
    2.3    Registration of Securities................... 9
    2.4    Bank Accounts................................ 9
    2.5    Availability of Federal Funds................10
    2.6    Collection of Income.........................11
    2.7    Payment of Fund Monies.......................12
    2.8    Liability for Payment in Advance of Receipt
           of Securities Purchased......................15
    2.9    Appointment of Agents........................15
    2.10   Deposit of Fund Assets in Securities System..15
    2.10A  Fund Assets Held in the Custodian's Direct
           Paper System.................................18
    2.11   Segregated Account ..........................20
    2.12   Ownership Certificates for Tax Purposes......22
    2.13   Proxies......................................22
    2.14   Communications Relating to Portfolio
           Securities...................................22

3.  Duties of the Custodian with Respect to Property
    of the Fund Held Outside of the United States.......23

    3.1    Appointment of Foreign Sub-Custodians........23
    3.2    Assets to be Held............................24
    3.3    Foreign Securities Depositories..............24
    3.4    Segregation of Securities....................24
    3.5    Agreements with Foreign Banking Institutions.25
    3.6    Access of Independent Accountants of
           the Fund.....................................26
    3.7    Reports by Custodian.........................26
    3.8    Transactions in Foreign Custody Account......26
    3.9    Liability of Foreign Sub-Custodians..........27
    3.10   Liability of Custodian.......................28
    3.11   Reimbursement for Advances...................29
    3.12   Monitoring Responsibilities..................30
    3.13   Branches of U.S. Banks.......................31
    3.14   Tax Law......................................31

4.  Payments for Sales or Repurchase or Redemptions of
    Shares of the Fund..................................32

5.  Proper Instructions.................................33




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6.  Actions Permitted Without Express Authority.........33

7.  Evidence of Authority...............................34

8.  Duties of Custodian With Respect to the Books of
    Account and Calculation of Net Asset Value and Net
    Income .............................................35

9.  Records ............................................35

10. Opinion of Fund's Independent Accountants...........36

11  Reports to Fund by Independent Public Accountants...36

12. Compensation of Custodian...........................37

13. Responsibility of Custodian.........................37

14. Effective Period, Termination and Amendment.........39

15. Successor Custodian.................................41

16. Interpretive and Additional Provisions..............43

17. Additional Funds....................................41

18. Massachusetts Law to Apply..........................43

19. Prior Contracts.....................................44

20. Shareholder Communications..........................44



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                    CUSTODIAN CONTRACT



         This Contract between Alliance Variable Products

Series Fund, Inc., a corporation organized and existing

under the laws of Maryland, having its principal place of

business at 1345 Avenue of the Americas, New York, New York

hereinafter called the "Fund", and State Street Bank and

Trust Company, a Massachusetts trust company, having its

principal place of business at 225 Franklin Street, Boston,

Massachusetts, 02110, hereinafter called the "Custodian",

                       WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in

separate series, with each such series representing

interests in a separate portfolio of securities and other

assets; and

         WHEREAS, the Fund intends to initially offer shares

in nine series, the Money Market Portfolio, the Growth

Portfolio, the Growth and Income Portfolio, the U.S.

Government/High Grade Securities Portfolio, the High-Yield

Portfolio, the Total Return Portfolio, the International

Portfolio, the Short-Term Multi-Market Portfolio, and the

Global Bond Portfolio (such series together with all other

series subsequently established by the Fund and made subject









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to this Contract in accordance with paragraph 17, being

herein referred to as the "Portfolio(s)");

         NOW THEREFORE, in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.  Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the

custodian of the assets of the Portfolios of the Fund,

including securities which the Fund, on behalf of the

applicable Portfolio desires to be held in places within the

United States ("domestic securities") and securities it

desires to be held outside the United States ("foreign

securities") pursuant to the provisions of the Articles of

Incorporation. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the

Portfolios, and all payments of income, payments of

principal or capital distributions received by it with

respect to all securities owned by the Portfolio(s) from

time to time, and the cash consideration received by it for

such new or treasury shares of capital stock of the Fund

representing interests in the Portfolios, ("Shares") as may

be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or

received by the Portfolio and not delivered to the

Custodian.




                             2




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         Upon receipt of "Proper Instructions" (within the

meaning of Article 5), the Custodian shall on behalf of the

applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in

accordance with an applicable vote by the Board of Directors of the Fund on behalf of the applicable Portfolio(s). The

Custodian shall be liable to the Fund for losses of

securities or other property held on behalf of the Fund

which result from negligent or willful misconduct of any

sub-custodian so employed or any of its respective officers,

employees, agents or nominees. The Custodian may employ as

sub-custodian for the Fund's foreign Securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of

Article 3.

2.  Duties of the Custodian with Respect to Property of the

Fund Meld By the Custodian in the United States

2.1   Holding Securities. The Custodian shall bold and

      physically segregate for the account of each Portfolio

      all non-cash property, to be held by it in the United

      States including all domestic securities owned by such

      Portfolio, other than (a) securities which are

      maintained pursuant to Section 2.10 in a clearing

      agency which acts as a securities depository or in a




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      book-entry system authorized by the U.S. Department of

      the Treasury, collectively referred to herein as

      "Securities System" and (b) commercial paper of an

      issuer for Rich State Street Bank and Trust Company

      acts as issuing and paying agent ("Direct Paper")

      which is deposited and/or maintained in the Direct

      Paper System of the Custodian pursuant to Section

      2.10A.

2.2   Delivery of Securities. The Custodian shall release

      and deliver domestic securities owned by a Portfolio

      held by the Custodian or in a Securities System

      account of the Custodian or in the Custodian's Direct

      Paper book entry system account ("Direct Paper System

      Account") only upon receipt of Proper Instructions

      from the Fund on behalf of the applicable Portfolio,

      which may be continuing instructions when deemed

      appropriate by the parties, and only in the following

      cases:

           1)   Upon sale of such securities for the account

                of the Portfolio and receipt of payment

                therefor;

           2)   Upon the receipt of payment in connection

                with any repurchase agreement related to

                such securities entered into by the

                Portfolio;




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           3)   In the case of a sale effected through a

                Securities System, in accordance with the

                provisions of Section 2.10 hereof;

           4)   To the depository agent in connection with

                tender or other similar offers for

                securities Of the Portfolio;

           5)   To the issuer thereof or its agent when such

                securities are called, redeemed, retired or

                otherwise become payable; provided that, in

                any such case, the caste or other

                consideration is to be delivered to the

                Custodian;

           6)   To the issuer thereof, or its agent, for

                transfer into the name of the Portfolio or

                into the name of any nominee or nominees of

                the Custodian or into the name or nominee

                name of any agent appointed pursuant to

                Section 2.9 or into the name or nominee name

                of any sub-custodian appointed pursuant to

                Article 1; or for exchange for a different

                number of bonds, certificates or other

                evidence representing the same aggregate

                face amount or number of units; provided

                that, in any such case, the new securities

                are to be delivered to the Custodian;




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           7)   Upon the sale of such securities for the

                account of the Portfolio, to the broker or

                its clearing agent, against a receipt, for

                examination in accordance with "street

                delivery" custom; provided that in any such

                case, the Custodian shall have no

                responsibility or liability for any loss

                arising from the delivery of such securities

                prior to receiving payment for such

                securities except as may arise from the

                Custodian's own negligence or willful

                misconduct;

           8)   For exchange or conversion pursuant to any

                plan of merger, consolidation,

                recapitalization, reorganization or

                readjustment of the securities of the issuer

                of such securities, or pursuant to

                provisions for conversion contained in such

                securities, or pursuant to any deposit

                agreement; provided that, in any such case,

                the new securities and cash, if any, are to

                be delivered to the Custodian;

           9)   In the case of warrants, rights or similar

                securities, the surrender thereof in the

                exercise of such warrants, rights or similar

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                securities or the surrender of interim

                receipts or temporary securities for

                definitive securities; provided that, in any

                such case, the new securities and cash, if

                any, are to be delivered to the Custodian;

           10)  For delivery in connection with any loans of

                securities made by the Portfolio, but only

                against receipt of adequate collateral as

                agreed upon from time to time by the

                Custodian and the Fund on behalf of the

                Portfolio, which may be in the form of cash

                or obligations issued by the United States

                government, its agencies or instrumen-

                talities, except that in connection with any

                loans for which collateral is to be credited

                to the Custodian's account in the book-entry

                system authorized by the U.S. Department of

                the Treasury, the Custodian will not be held

                liable or responsible for the delivery of

                securities owned by the Portfolio prior to

                the receipt of such collateral;

           11)  For delivery as security in connection with

                any borrowings by the Fund on behalf of the

                Portfolio requiring a pledge of assets by

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                the Fund on behalf of the Portfolio, but

                only against receipt of amounts borrowed;

           12)  For delivery in accordance with the

                provisions of any agreement among the Fund

                on behalf of the Portfolio, the Custodian

                and a broker-dealer registered under the

                Securities Exchange Act of 1934 (the

                "Exchange Act") and a member of The National

                Association of Securities Dealers, Inc.

                ("NASD"), relating to compliance with the

                rules of The Options Clearing Corporation

                and of any registered national securities

                exchange, or of any similar organization or

                organizations, regarding escrow or other

                arrangements in connection with transactions

                by the Portfolio of the Fund;

           13)  For delivery in accordance with the

                provisions of any agreement among the Fund

                on behalf of the Portfolio, the Custodian,

                and a Futures Commission Merchant registered

                under the Commodity Exchange Act, relating

                to compliance with the rules of the

                Commodity Futures Trading Commission and/or

                any Contract Market, or any similar

                organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

           14)  Upon receipt of instructions from the

                transfer agent ("Transfer Agent") for the

                Fund, for delivery to such Transfer Agent or

                to the borders of shares in connection with

                distributions in kind, as may be described

                from time to time in the currently effective

                prospectus and statement of additional

                information of the Fund, related to the

                Portfolio ("Prospectus"), in satisfaction of

                requests by borders of Shares for repurchase

                or redemption; and

           15)  For any other proper corporate purpose, but

                only upon receipt of, in addition to Proper

                Instructions from the Fund on behalf of the

                applicable Portfolio, a certified copy of a

                resolution of the Board of Directors or of

                the Executive Committee signed by an officer

                of the Fund and certified by the Secretary

                or an Assistant Secretary, specifying the

                securities of the Portfolio to be delivered,

                setting forth the purpose for Rich such

                delivery is to be made, declaring such

                purpose to be a proper corporate purpose,

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                and naming the person or persons to Boom

                delivery of curb securities shall be made.

2.3   Registration of Securities. Domestic securities held

      by the Custodian (other than bearer securities) shall

      be registered in the name of the Portfolio or in the

      name of any nominee of the Fund on behalf of the

      Portfolio or of any nominee of the Custodian which

      nominee shall be assigned exclusively to the

      Portfolio, unless the Fund teas authorized in writing

      the appointment of a nominee to be used in common with

      other registered investment companies baying the same

      investment adviser as the Portfolio, or in the name or

      nominee name of any agent appointed pursuant to

      Section 2.9 or in the name or nominee name of any sub-

      custodian appointed pursuant to Article 1. All

      securities accepted by the Custodian on behalf of the

      Portfolio under the terms of this Contract shall be in

      "street name" or other good delivery form. If,

      however, the Fund directs the Custodian to maintain

      securities in "street name", the Custodian shall

      utilize Its best efforts only to timely collect income

      due the Fund on such securities and to notify the Fund

      on a best efforts basis only of relevant corporate

      actions including, without limitation, pendency of

      calls, maturities, tender or exchange offers.

2.4   Bank Accounts. The Custodian shall open and maintain a

      separate bank account or accounts in the United States

      in the name of each Portfolio of the Fund, subject

      only to draft or order by the Custodian acting

      pursuant to the terms of this Contract, and shall hold

      in such account or accounts, subject to the provisions

      hereof, all cash received by it from or for the

      account of the Portfolio, other than cash maintained

      by the Portfolio in a bank account established and

      used in accordance with Rule 17f-3 under the

      Investment Company Act of 1940. Funds held by the

      Custodian for a Portfolio may be deposited by it to

      its credit as Custodian in the Banking Department of

      the Custodian or in such other banks or trust

      companies as it may in its discretion deem necessary

      or desirable; provided,  however, that every such bank

      or trust company shall be qualified to act as a

      custodian under the Investment Company Act of 1940 and

      that each such bank or trust company and the funds to

      be deposited with each such bank or trust company

      shall on behalf of each applicable Portfolio be

      approved by vote of a majority of the Board of

      Directors of the Fund. Such funds shall be deposited

      by the Custodian in its capacity as Custodian and

      shall be withdrawable by the Custodian only in that capacity. Any bank account maintained pursuant to this

      Section 2.4 shall be subject to the terms and

      conditions of this Agreement.

2.5   Availability of Federal Funds. Upon mutual agreement

      between the Fund on behalf of each applicable

      Portfolio and the Custodian, the Custodian shall, upon

      the receipt of Proper Instructions from the Fund on

      behalf of a Portfolio, make federal funds available to

      such Portfolio as of specified times agreed upon from

      time to time by the Fund and the Custodian in the

      amount of checks received in payment for Shares of

      such Portfolio which are deposited into the

      Portfolio's account.

2.6   Collection of Income. Subject to the provisions of

      Section 2.3, The Custodian shall collect on a timely

      basis all income and other payments with respect to

      registered domestic securities held hereunder to which

      each Portfolio shall be entitled either by law or

      pursuant to custom in the securities business, and

      shall collect on a timely basis all income and other

      payments with respect to bearer domestic securities

      if, on the date of payment by the issuer, such

      securities are held by the Custodian or its agent

      thereof and shall credit such income, as collected, to

      such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other

      income items requiring presentation as and when they

      become due and shall collect interest when due on

      securities held hereunder. Income due each Portfolio

      on securities loaned pursuant to the provisions of

      Section 2.2 (10) shall be the responsibility of the

      Fund. The Custodian will have no  duty or

      responsibility in connection therewith, other than to

      provide the Fund with such information or data as may

      be necessary to assist the Fund in arranging for the

      timely delivery to the Custodian of the income to

      which the Portfolio is properly entitled.

2.7   Payment of Fund Monies. Upon receipt of Proper

      Instructions from the Fund on behalf of the applicable

      Portfolio, which may be continuing instructions when

      deemed appropriate by the parties, the Custodian shall

      pay out monies of a Portfolio in the following cases

      only:

           1)   Upon the purchase of domestic securities,

                options, futures contracts or options on

                futures contracts for the account of the

                Portfolio but only (a) against the delivery

                of such securities or evidence of title to

                such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company

                doing business in the United States or

                abroad which is qualified under the

                Investment Company Act of 1940, as amended,

                to act as a custodian and has been

                designated by the Custodian as its agent for

                this purpose) registered in the name of the

                Portfolio or in the name of a nominee of the

                Custodian referred to in Section 2.3 hereof

                or in proper form for transfer; (b) in the

                case of a purchase effected through a

                Securities System, in accordance with the

                conditions set forth in Section 2.10 hereof;

                (c) in the case of a purchase involving the

                Direct Paper System, in accordance with the

                conditions set forth in Section 2.10A; (d)

                in the case of repurchase agreements entered

                into between the Fund on behalf of the

                Portfolio and the Custodian, or another

                bank, or a broker-dealer which is a member

                of NASD, (i) against delivery of the

                securities either in certificate form or

                through an entry crediting the Custodian's

                account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the

                Portfolio of securities owned by the

                Custodian along with written evidence of the

                agreement by the Custodian to repurchase

                such securities from the Portfolio or (e)

                for transfer to a time deposit account of

                the Fund in any bank, whether domestic or

                foreign; such transfer may be effected prior

                to receipt of a confirmation from a broker

                and/or the applicable bank pursuant to

                proper instructions from the Fund as defined

                in article 5;

           2)   In connection with conversion, exchange or

                surrender of securities owned by the

                Portfolio as set forth in Section 2.2

                hereof;

           3)   For the redemption or repurchase of shares

                issued by the Portfolio as set forth in

                Article 4 hereof;

           4)   For the payment of any expense or liability

                incurred by the Portfolio, including but not

                limited to the following payments for the

                account of the Portfolio: interest, taxes,

                management, accounting, transfer agent and




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                legal fees, and operating expenses of the

                Fund whether or not such expenses are to be

                in whole or part capitalized or treated as

                deferred expenses;

           5)   For the payment of any dividends on Shares

                of the Portfolio declared pursuant to the

                governing documents of the Fund;

           6)   For payment of the amount of dividends

                received in respect of securities sold

                short;

           7)   For any other proper purpose, but only upon

                receipt of, in addition to Proper

                Instructions from the Fund on behalf of the

                Portfolio, a certified copy of a resolution

                of the Board of Directors or of the

                Executive Committee of the Fund signed by an

                officer of the Fund and certified by its

                Secretary or an Assistant Secretary,

                specifying the amount of such payment,

                setting forth the purpose for which such

                payment is to be made, declaring such

                purpose to be a proper purpose, and naming

                the person or persons to whom such payment

                is to be made.

2.8   Liability for Payment in Advance of Receipt of

      Securities Purchased. Except as specifically stated

      otherwise in this Contract, in any and every case

      where payment for purchase of domestic securities for

      the account of a Portfolio is made by the Custodian in

      advance of receipt of the securities purchased in the

      absence of specific written instructions from the Fund

      on behalf of such Portfolio to so pay in advance, the

      Custodian shall be absolutely liable to the Fund for

      such securities to the same extent as if the

      securities had been received by the Custodian.

2.9   Appointment of Agents. The Custodian may at any time

      or times in its discretion appoint (and may at any

      time remove) any other bank or trust company which is

      itself qualified under the Investment Company Act of

      1940, as amended, to act as a custodian, as its agent

      to carry out such of the provisions of this Article 2

      as the Custodian may from time to time direct;

      provided, however, that the appointment of any agent

      shall not relieve the Custodian of its responsibili-

      ties or liabilities hereunder.

2.10  Deposit of Fund Assets in Securities Systems. The

      Custodian may deposit and/or maintain securities owned

      by a Portfolio in a clearing agency registered with

      the Securities and Exchange Commission under Section

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      17A of the Securities Exchange Act of 1934, which acts

      as securities depository, or in the book-entry system

      authorized by the U.S. Department of the Treasury and

      certain federal agencies, collectively referred to

      herein as "Securities System" in accordance with

      applicable Federal Reserve Board and Securities and

      Exchange Commission sales and regulations, if any, and

      subject to the following provisions:

           1)   The Custodian may keep securities of the

                Portfolio in a Securities System provided

                that such securities are represented in an

                account ("Account") of the Custodian in the

                Securities System which shall not include

                any assets of the Custodian other than

                assets held as a fiduciary, custodian or

                otherwise for customers;

           2)   The records of the Custodian with respect to

                securities of the Portfolio which are

                maintained in a Securities System shall

                identify by book-entry those securities

                belonging to the Portfolio;

           3)   The Custodian shall pay for securities

                purchased for the account of the Portfolio

                upon (i) receipt of advice from the

                Securities System that such securities have been transferred to the Account, and (ii)

                the making of an entry on the records of the

                Custodian to reflect such payment and

                transfer for the account of the Portfolio.

                The Custodian shall transfer securities sold

                for the account of the Portfolio upon (i)

                receipt of advice from the Securities System

                that payment for such securities has been

                transferred to the Account, and (ii) the

                making of an entry on the records of the

                Custodian to reflect such transfer and

                payment for the account of the Portfolio.

                Copies of all advices from the Securities

                System of transfers of securities for the

                account of the Portfolio shall identify the

                Portfolio, be maintained for the Portfolio

                by the Custodian and be provided to the Fund

                at its request. Upon request, the Custodian

                shall furnish the Fund on behalf of the

                Portfolio confirmation of each transfer to

                or from the account of the Portfolio in the

                form of a written advice or notice and shall

                furnish to the Fund on behalf of the

                Portfolio copies of daily transaction sheets

                reflecting each day's transactions in the

                Securities System for the account of the

                Portfolio.

           4)   The Custodian shall provide the Fund for the

                Portfolio with any report obtained by the

                Custodian on the Securities System's

                accounting system, internal accounting

                control and procedures for safeguarding

                securities deposited in the Securities

                System;

           5)   The Custodian Shall have received from the

                Fund on behalf of the Portfolio the initial

                or annual certificate, as the case may be,

                required by Article 14 hereof;

           6)   Anything to the contrary in this Contract

                notwithstanding, the Custodian shall be

                liable to the Fund for the benefit of the

                Portfolio for any loss or damage to the

                Portfolio resulting from use of the

                Securities System by reason of any

                negligence, misfeasance or misconduct of the

                Custodian or any of its agents or of any of

                its or their employees or from failure of

                the Custodian or any such agent to enforce

                effectively such rights as it may have

                against the Securities System; at the
                election of the Fund, it shall be entitled

                to be Subrogated to the rights of the

                Custodian with respect to any claim against

                the Securities System or any other person

                which the Custodian may have as a

                consequence of any such loss or damage if

                and to the extent that the Portfolio has not

                been made whole for any such loss or damage.

2.10A Fund Assets Held in the Custodian's Direct Paper

      System. The Custodian may deposit and/or maintain

      securities owned by a Portfolio in the Direct Paper

      System of the Custodian subject to the following

      provisions:

           1)   No transaction relating to securities in the

                Direct Paper System will be effected in the

                absence of Proper Instructions from the Fund

                on behalf of the Portfolio;

           2)   The Custodian may keep securities of the

                Portfolio in the Direct Paper System only if

                such securities are represented in an

                account ("Account") of the Custodian in the

                Direct Paper System which shall not include

                any assets of the Custodian other than

                assets held as a fiduciary, custodian or

                otherwise for customers;




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

           3)   The records of the Custodian with respect to

                securities of the Portfolio which are

                maintained in the Direct Paper System shall

                identify by book-entry those securities

                belonging to the Portfolio;

           4)   The Custodian shall pay for securities

                purchased for the account of the Portfolio

                upon the making of an entry on the records

                of the Custodian to reflect such payment and

                transfer of securities to the account of the

                Portfolio. The Custodian shall transfer

                securities sold for the account of the

                Portfolio upon the making of an entry on the

                records of the Custodian to reflect such

                transfer and receipt of payment for the

                account of the Portfolio;

           5)   The Custodian shall furnish the Fund on

                behalf of the Portfolio confirmation of each

                transfer to or from the account of the

                Portfolio, in the form of a written advice

                or notice, of Direct Paper on the next

                business day following such transfer and

                shall furnish to the Fund on behalf of the

                Portfolio copies of daily transaction sheets

                reflecting each day's transaction in the




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

                Securities System for the account of the

                Portfolio;

           6)   The Custodian shall provide the Fund on

                behalf of the Portfolio with any report on

                its system of internal accounting control as

                the Fund may reasonably request from time to

                time.

2.11  Segregated Account. The Custodian shall upon receipt

      of Proper Instructions from the Fund on behalf of each

      applicable Portfolio establish and maintain a

      segregated account or accounts for and on behalf of

      each such Portfolio, into which account or accounts

      may be transferred cash and/or securities, including

      securities maintained in an account by the Custodian

      pursuant to Section 2.10 hereof, (i) in accordance

      with the provisions of any agreement among the Fund on

      behalf of the Portfolio, the Custodian and a broker-

      dealer registered under the Exchange Act and a member

      of the NASD (or any futures commission merchant

      registered under the Commodity Exchange Act), relating

      to compliance with the rules of The Options Clearing

      Corporation and of any registered national securities

      exchange (or the Commodity Futures Trading Commission

      or any registered contract market), or of any similar

      organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash

      or government securities in connection with options

      purchased, sold or written by the Portfolio or

      commodity futures contracts or options thereon

      purchased or sold by the Portfolio, (iii) for the

      purposes of compliance by the Portfolio with the

      procedures required by Investment Company Act Release

      No. 10666, or any subsequent release or releases of

      the Securities and Exchange Commission relating to the

      maintenance of segregated accounts by registered

      investment companies and (iv) for other proper

      corporate purposes, but only, in the case of clause

      (iv), upon receipt of, in addition to Proper

      Instructions from the Fund on behalf of the applicable

      Portfolio, a certified copy of a resolution of the

      Board of Directors or of the Executive Committee

      signed by an officer of the Fund and certified by the

      Secretary or an Assistant Secretary, setting forth the

      purpose or purposes of such segregated account and

      declaring such purposes to be proper corporate

      purposes.

2.12  Ownership Certificates for Tax Purposes. The Custodian

      shall execute ownership and other certificates and

      affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio

      held by it and in connection with transfers of

      securities.

2.13  Proxies. The Custodian shall, with respect to the

      domestic securities held hereunder, cause to be

      promptly executed by the registered holder of such

      securities, if the securities are registered otherwise

      than in the name of the Portfolio or a nominee of the

      Portfolio, all proxies, without indication of the

      manner in which such proxies are to be voted, and

      shall promptly deliver to the Portfolio such proxies,

      all proxy soliciting materials and all notices

      relating to such securities.

2.14  Communications Relating to Portfolio Securities.

      Subject to the provisions of Section 2.3, the

      Custodian shall transmit promptly to the Fund for each

      Portfolio all written information (including, without

      limitation, pendency of calls and maturities of

      domestic securities and expirations of rights in

      connection therewith and notices of exercise of call

      and put options written by the Fund on behalf of the

      Portfolio and the maturity of futures contracts

      purchased or sold by the Portfolio) received by the

      Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the

      Portfolio all written information received by the

      Custodian from issuers of the securities whose tender

      or exchange is sought and from the party (or his

      agents) making the Lender or exchange offer. If the

      Portfolio desires to take action with respect to any

      tender offer, exchange offer or any other similar

      transaction, the Portfolio shall notify the Custodian

      at least three business days prior to the date on

      which the Custodian is to take such action.

3.  Duties of the Custodian with Respect to Property of the

Fund Held Outside of the United States

3.1   Appointment of Foreign Sub-Custodians

      The Fund hereby authorizes and instructs the Custodian

      to employ as sub-custodians for the Portfolio's

      securities and other assets maintained outside the

      United States the foreign banking institutions and

      foreign securities depositories designated on

      Schedule A hereto ("foreign sub-custodians"). Upon

      receipt of "Proper Instructions", as defined in

      Section 5 of this Contract, together with a certified

      resolution of the Fund's Board of Directors, the

      Custodian and the Fund may agree to amend Schedule A

      hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of

      Proper Instructions, the Fund may instruct the

      Custodian to cease the employment of any one or more

      such sub-custodians for maintaining custody of the

      Portfolio's assets.

3.2   Assets to be Held. The Custodian shall limit the

      securities and other assets maintained in the custody

      of the foreign sue-custodians to: (a) "foreign

      securities", as defined in paragraph (c)(l) of Rule

      17f-5 under the Investment Company Act of 1940, and

      (b) cash sad cash equivalents in such amounts as the

      Custodian or the Fund may determine to be reasonably

      necessary to effect the Portfolio's foreign securities

      transactions.

3.3   Foreign Securities Depositories. Except as may

      otherwise be agreed upon in writing by the Custodian

      and the Fund, assets of the Portfolios shall be

      maintained in foreign securities depositories only

      through arrangements implemented by the foreign

      banking institutions serving as sub-custodians

      pursuant to the terms hereof. Where possible, such

      arrangements shall include entry into agreements

      containing the provisions set forth in Section 3.5

      hereof. Any securities and other assets maintained in the custody of foreign banking institutions or foreign securities depositories pursuant to Sections 3.2 or

      3.3 shall be subject to the terms of this Agreement.

3.4   Segregation of Securities. The Custodian shall

      identify on its books as belonging to each applicable

      Portfolio of the Fund, the foreign securities of such

      Portfolios held by each foreign sub-custodian. Each

      agreement pursuant to which the Custodian employs a

      foreign banking institution shall require that such

      institution establish a custody account for the

      Custodian on behalf of the Fund for each applicable

      Portfolio of the Fund and physically segregate in each

      account, securities and other assets of the

      Portfolios, and, in the event that such institution

      deposits the securities of one or more of the

      Portfolios in a foreign securities depository, that it

      shall identify on its books as belonging to the

      Custodian, as agent for each applicable Portfolio, the

      securities so deposited.

3.5   Agreements with Foreign Banking Institutions. Each

      agreement with a foreign banking institution shall be

      substantially in the form set forth in Exhibit 1

      hereto and shall provide that: (a) the assets of each

      Portfolio will not be subject to any right, charge,

      security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe

      custody or administration; (b) beneficial ownership

      for the assets of each Portfolio will be freely

      transferable without the payment of money or value

      other than for custody or administration; (c) adequate

      records will be maintained identifying the assets as

      belonging to each applicable Portfolio; (d) officers

      of or auditors employed by, or other representatives

      of the Custodian, including to the extent permitted

      under applicable law the independent public

      accountants for the Fund, will be given access to the

      books and records of the foreign banking institution

      relating to its actions under its agreement with the

      Custodian; and (e) assets of the Portfolios held by

      the foreign sub-custodian will be subject only to the

      instructions of the Custodian or its agents.

3.6   Access of Independent Accountants of the Fund. Upon

      request of the Fund, the Custodian will use its best

      efforts to arrange for the independent accountants of

      the Fund to be afforded access to the books and

      records of any foreign banking institution employed as

      a foreign sub-custodian insofar as such books and

      records relate to the performance of such foreign banking institution under its agreement with the

      Custodian.

3.7   Reports by Custodian. The Custodian will supply to the

      Fund from time to time, as mutually agreed upon,

      statements in respect of the securities and other

      assets of the Portfolio(s) held by foreign sub-

      custodians, including but not limited to an

      identification of entities having possession of the

      Portfolio(s) securities and other assets and advises

      or notifications of any transfers of securities to or

      from each custodial account maintained by a foreign

      banking institution for the Custodian on behalf of

      each applicable Portfolio indicating, as to securities

      acquired for a Portfolio, the identity of the entity

      baying physical possession of such securities.

3.8   Transactions in Foreign Custody Account

      (a) Except as otherwise provided in paragraph (b) of

      this Section 3.8, the provision of Sections 2.2 and

      2.7 of this Contract shall apply, mutatis mutandis to

      the foreign securities of the Fund held outside the

      United States by foreign sub-custodians.

      (b) Notwithstanding any provision of this Contract to

      the contrary, settlement and payment for securities

      received for the account of each applicable Portfolio

      and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities

      trading or securities processing practices and

      procedures in the jurisdiction or market in which the

      transaction occurs, including, without limitation,

      delivering securities to the purchaser thereof or to a

      dealer therefor (or an agent for such purchaser or

      dealer) against a receipt with the expectation of

      receiving later payment for such securities from such

      purchaser or dealer.

      (c) Securities maintained in the custody of a foreign

      sub-custodian may be maintained in the name of such

      entity's nominee to the same extent as set forth in

      Section 2.3 of this Contract.

3.9   Liability of Foreign Sub-Custodians. Each agreement

      pursuant to which the Custodian employs a foreign

      banking institution as a foreign sub-custodian shall

      require the institution to exercise reasonable care in

      the performance of its duties and to indemnify, and

      hold harmless, the Custodian and each Fund from and

      against any loss, damage, cost, expense, liability or

      claim arising out of or in connection with the

      institutions performance of such obligations. At the

      election of the Fund, it shall be entitled to be

      subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense,

      liability or claim if and to the extent that the Fund

      has not been made whole for any such loss, damage,

      cost, expense, liability or claim.

3.10  Liability of Custodian. The Custodian shall be liable

      for the acts or omissions of a foreign banking

      institution to the same extent as set forth with

      respect to sub-custodians generally in this Contract

      and, regardless of whether assets are maintained in

      the custody of a foreign banking institution, a

      foreign securities depository or a branch of a U.S.

      bank as contemplated by paragraph 3.13 hereof, the

      Custodian shall not be liable for any loss, damage,

      cost, expense, liability or claim resulting from

      nationalization, expropriation, currency restrictions,

      or acts of war or terrorism or any loss where the sub-

      custodian has otherwise exercised reasonable care.

      Nothing contained in any contract between the

      Custodian and any sub-custodian, foreign banking

      institution, foreign securities depository, branch of

      a U.S. bank or other agent shall diminish or otherwise

      alter the liability of the Custodian to the Fund.

      Notwithstanding the foregoing provisions of this

      paragraph 3.10, in delegating custody duties to State

      Street London Ltd., the Custodian shall not be

      relieved of any responsibility to the Fund for any

      loss due to such delegation, except such 1055 as may

      result from (a) political risk (including, but not

      limited to, exchange control restrictions,

      confiscation, expropriation, nationalization,

      insurrection, civil strife or armed hostilities) or

      (b) other losses (excluding a bankruptcy or insolvency

      of State Street London Ltd. not caused by political

      risk) due to Acts of God, nuclear incident or other

      losses under circumstances where the Custodian and

      State Street London Ltd. have exercised reasonable

      care.

3.11  Reimbursement for Advances. If the Fund requires the

      Custodian to advance cash or securities for any

      purpose for the benefit of a Portfolio including the

      purchase or sale of foreign exchange or of contracts

      for foreign exchange, or in the event that the

      Custodian or its nominee shall incur or be assessed

      any taxes, charges, expenses, assessments, claims or

      liabilities in connection with the performance of this

      Contract, except such as may arise from its or its

      nominee's own negligent action, negligent failure to

      act or willful misconduct, any property at any time

      held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be

      entitled to utilize available cash and to dispose of

      such Portfolios assets to the extent necessary to

      obtain reimbursement.

3.12  Monitoring Responsibilities. The Custodian shall

      furnish annually to the Fund, during the month of

      June, information concerning the foreign sub-

      custodians employed by the Custodian. Such information

      shall be similar in kind and scope to that furnished

      to the Fund in connection with the initial approval Of

      this Contract. In addition, the Custodian will

      promptly inform the Fund in the event that the

      Custodian learns of a material adverse change in the

      financial condition of a foreign sub-custodian or any

      material loss of the assets of the Fund or in the case

      of any foreign sub-custodian not the subject of an

      exemptive order from the Securities and Exchange

      Commission is notified by such foreign sub-custodian

      that there appears to be a substantial likelihood that

      its shareholders' equity will decline below $200

      million (U.S. dollars or the equivalent thereof) or

      that its shareholders' equity has declined below $200

      million (in each case computed in accordance with

      generally accepted U.S. accounting principles).

3.13  Branches of U.S. Banks

      (a) Except as otherwise set forth in this Contract,

      the provisions hereof shall not apply where the

      custody of the Portfolios assets are maintained in a

      foreign branch of a banking institution which is a

      "bank" as defined by Section 2(a)(5) of the Investment

      Company Act of 1940 meeting the qualification set

      forth in Section 26(a) of said Act. The appointment of

      any such branch as a sub-custodian Shall be governed

      by paragraph 1 of this Contract.

      (b) Cash held for each Portfolio of the Fund in the

      United Kingdom shall be maintained in an interest

      bearing account established for the Fund with the

      Custodian's London branch, which account shall be

      subject to the direction of the Custodian, State

      Street London Ltd. or both.

3.14  Tax Law

      The Custodian shall have no responsibility or

      liability for any obligations now or hereafter imposed

      on the Fund or the Custodian as custodian of the Fund

      by the tax law of the United States of America or any

      state or political subdivision thereof. It shall be

      the responsibility of the Fund to notify the Custodian

      of the obligations imposed on the Fund or the

      Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and

      other taxes, assessments or other governmental

      charges, certifications and governmental reporting.

      The sole responsibility of the Custodian with regard

      to such tax law shall be to use reasonable efforts to

      assist the Fund with respect to any claim for

      exemption or refund under the tax law of jurisdictions

      for which the Fund has provided such information.

4.  Payments for Sales or Repurchases or Redemptions of

Shares of the Fund

      The Custodian shall receive from the distributor for

the Shares or from the Transfer Agent of the Fund and

deposit into the account of the appropriate Portfolio such

payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will

provide timely notification to the Fund on behalf of each

such Portfolio and the Transfer Agent of any receipt by it

of payments for Shares of such Portfolio.

      From such funds as may be available for the purpose

but subject to the limitations of the Articles of

Incorporation and any applicable votes of the Board of

Directors of the Fund pursuant thereto, the Custodian shall,

upon receipt of instructions from the Transfer Agent, make

funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the

redemption or repurchase of Shares of a Portfolio, the

Custodian is authorized upon receipt of instructions from

the Transfer Agent to wire funds to or through a commercial

bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the

Custodian shall honor checks drawn on the Custodian by a

holder of Shares, which checks have been furnished by the

Fund to the holder of Shares, when presented to the

Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund

and the Custodian.

5.  Proper Instructional

      Proper Instructions as used throughout this Contract

means a writing signed or initialled by one or more person

or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the

specific transaction or type of transaction involved,

including a specific statement of the purpose for which such action is requested. Oral instructions will be considered

Proper Instructions if the Custodian reasonably believes

them to have been given by a person authorized to give such

instructions with respect to the transaction involved. The

Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board

of Directors of the Fund accompanied by a detailed

description of procedures approved by the Board of

Directors, Proper Instructions may include communications

effected directly between electro-mechanical or electronic

devices provided that the Board of Directors and the

Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this

Section, Proper Instructions shall include instructions

received by the Custodian pursuant to any three party

agreement which requires a segregated asset account in

accordance with Section 2.11.

6.  Actions Permitted without Express Authority

      The Custodian may in its discretion, without express

authority from the Fund on behalf of each applicable

Portfolio:

      1)   make payments to itself or others for minor

expenses of handling securities or other similar items

relating to its duties under this Contract, provided that

all such payments Shall be accounted for to the Fund on

behalf of the Portfolio;

      2)   surrender securities in temporary form for

securities in definitive form;

      3)   endorse for collection, in the name of the

Portfolio, checks, drafts and other negotiable instruments;

and

      4)   in general, attend to all non-discretionary

details in connection with the sale, exchange, substitution,

purchase, transfer and other dealings with the securities

and property of the Portfolio except as otherwise directed

by the Board of Directors of the Fund.

7.   Evidence of Authority

      The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The

Custodian may receive and accept a certified copy of a vote

of the Board of Directors of the Fund as conclusive evidence

(a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by

the Board of Directors pursuant to the Articles of

Incorporation as described in such vote, and such vote may

be considered as in full force and effect until receipt by

the Custodian of written notice to the contrary.

8. Duties of Custodial with Respect to the Books of Account and Calculation of Net Assent Value and Net Income

      The Custodian shall cooperate with and supply

necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of

account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the

Portfolio, shall itself keep such books of account and/or

compute such net asset value per share. If so directed, the

Custodian shall also calculate daily the net income of the

Portfolio as described in the Fund's currently effective

prospectus related to such Portfolio and shall advise the

Fund and the Transfer Agent daily of the total amounts of

such net income and, if instructed in writing by an officer

of the Fund to do so, shall advise the Transfer Agent

periodically of the division of such net income among its

various components. The calculations of the net asset value

per share and the daily income of each Portfolio shall be

made at the time or times described from time to time in the

Fund's currently effective prospectus related to such

Portfolio.

9.  Records

      The Custodian shall with respect to each Portfolio

create and maintain all records relating to its activities

and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment

Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such

records shall be the property of the Fund and shall at all

times during the regular business hours of the Custodian be

open for inspection by duly authorized officers, employees

or agents of the Fund and employees and agents of tab

Securities and Exchange Commission. The Custodian shall, at

the Fund's request, supply the Fund with a tabulation of

securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such

compensation as shall be agreed upon between the Fund and

the Custodian, include certificate numbers in such

tabulations.

10.  Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the

Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its

activities hereunder in connection with the preparation of

the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect

to any other requirements of such Commission.

11.  Reports to Fund by Independent Public Accountants

      The Custodian shall provide the Fund, on behalf of

each of the Portfolios at such times as the Fund may

reasonably require, with reports by independent public

accountants on the accounting system, internal accounting

control and procedures for safeguarding securities, futures

contracts and options on futures contracts, including

securities deposited and/or maintained in a Securities

System, relating to the services provided by the Custodian

under this Contract; such reports, shall be of sufficient

scope and in deficient detail, an may reasonably be required by the Fund to provide reasonable assurance that any

material inadequacies would be disclosed by such

examination, and, if there are no such inadequacies, the

reports shall so state.

12.  Compensation of Custodian

      The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund on behalf of

each applicable Portfolio and the Custodian.

13.  Responsibility of Custodian

      The Custodian shall exercise the standard of care that

a professional custodian engaged in the banking or trust

company industry and having professional expertise in

financial and securities processing transactions and custody would observe in providing the aforesaid services. So long as and to the extent that it is in the exercise of the

above-stated standard of care, the Custodian shall not be

responsible for the title, validity or genuineness of any

property or evidence of title thereto received by it or

delivered by it pursuant to this Contract and shall be held

harmless in acting upon any notice, request, consent,

certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties,

including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The custodian shall be held to the exercise of the above-stated

standard of care in carrying out the provisions of this

Contract, but shall be kept, indemnified by and shall be

without liability to the Fund for any action taken or

omitted by it in good faith without negligence. It shall be

entitled to rely on and may act upon advice of counsel (who

may be counsel for the Fund) on all matters, and shall be

without liability for any action reasonably taken or omitted pursuant to such advice. To the extent stated above, the

Custodian shall be responsible for loss or damage to

property under its care, custody, possession or control, or

under the care, custody, possession or control of a sub-

custodian, foreign banking institution, foreign securities depository, U.S. banking institution or other agents utilized in connection with this Agreement.

      The Custodian shall be liable for the acts or

omissions of a foreign banking institution, foreign

securities depository, branch of a U.S. bank or other agent

appointed pursuant to the provisions of Article 3 to the

same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as

specifically provided in Article 3.10) and, regardless of

whether assets are maintained in the custody of a foreign

banking institution, a foreign securities depository or a

branch of a U.S. bank as contemplated by paragraph 3.13

hereof, the Custodian shall not be liable for any loss,

damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to

maintain custody of any securities or cash of the Fund in a

foreign country including, but not limited to, losses

resulting from nationalization, expropriation, currency

restrictions, or acts of war or terrorism.

      If the fund on behalf of a Portfolio requires the

Custodian to take any action with respect to securities,

which action involves the payment of money or which action

may, in the opinion of the Custodian, result in the

Custodian or its nominee assigned to the Fund or the

Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the

Portfolio, as a prerequisite to requiring the Custodian to

take such action, shall provide indemnity to the Custodian

in an amount and form satisfactory to it.

      Except as otherwise agreed to in writing, any

securities or other property of the Fund at any time in the

possession of the Custodian or any sub-custodian or agent of the Custodian may at all times be held and treated as

collateral for the payment of securities for which payment

has not been made, or for the purchase or sale of foreign

exchange or of contracts for foreign exchange,

notwithstanding the provisions of Section 15. The Custodian

shall have a continuing lien on such securities and other

property of the Fund only to the extent that the Custodian,

any sub-custodian or agent of the Custodian has expended its own funds (exclusive of out-of-pocket expenses) to pay for

such securities and other property in accord with

instructions from the Fund, as required by accepted industry practice or as the Custodian may elect in effecting the

execution of the Fund's instructions.

14.  Effective Period, Termination and Amendment

      This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any

time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party,

such termination to take effect not sooner than thirty (30)

days after the date of such delivery or mailing; provided,

however that the Custodian shall not with respect to a

Portfolio act under Section 2.10 hereof in the absence of

receipt of an initial certificate of the Secretary or an

Assistant Secretary that the Board of Directors of the Fund

has approved the initial use of a particular Securities

System by such Portfolio and the receipt of an annual

certificate of the Secretary or an Assistant Secretary that

the Board of Directors has reviewed the use by such

Portfolio of such Securities System, as required in each

case by Rule 17f-4 under the Investment Company Act of 1940,

as amended and that the Custodian shall not with respect to

a Portfolio act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an

Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has

reviewed the use by such Portfolio of the Direct Paper

System; provided further, however, that the Fund shall not

amend or terminate this Contract in contravention of any

applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at

any time by action of its Board of Directors (i) substitute

another bank or trust company for the Custodian by giving

notice as described above to the Custodian, or (ii)

immediately terminate this Contract in the event of the

appointment of a conservator or receiver for the Custodian

by the Comptroller of the Currency or upon the happening of

a like event at the direction of an appropriate regulatory

agency or court of competent jurisdiction.

      Upon termination of the Contract, the Fund on behalf

of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such

termination and shall likewise reimburse the Custodian for

its costs, expenses and disbursements.

15.  Successor Custodian

      If a successor custodian for the Fund, of one or more

of the Portfolios shall be appointed by the Board of

Directors of the Fund, the Custodian shall, upon

termination, deliver to such successor custodian at the

office of the Custodian, duly endorsed and in the form for

transfer, all securities of each applicable Portfolio then

held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such

Portfolio held in a Securities System.

      If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund,

deliver at the office of the Custodian and transfer such

securities, funds and other properties in accordance with

such vote.

      In the event that no written order designating a

Successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on

or before the date when such termination shall become

effective, Men the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in

the Investment Company Act of 1940, doing business in

Boston, Massachusetts, of its own selection, having an

aggregate capital, surplus, and undivided profits, as shown

by its last published report, of not less than $25,000,000,

all securities, funds and other properties held by the

Custodian on behalf of each applicable Portfolio and all

instruments held by the Custodian relative thereto and all

other property held by it under this Contract on behalf of

each applicable Portfolio and to transfer to an account of

such successor custodian all of the securities of each such

Portfolio held in any Securities System. Thereafter, such

bank or trust company shall be the successor of the

Custodian under this Contract.

      In the event that securities, funds and other

properties remain in the possession of the Custodian after

the date of termination hereof owing to failure of the Fund

to procure the certified copy of the vote referred to or of

the Board of Directors to appoint a successor custodian, the

Custodian shall be entitled to fair compensation for its

services during such period as the Custodian retains

possession of such securities, funds and other properties

and the provisions of this Contract relating to the duties

and obligations of the Custodian shall remain in full force

and effect.

16.  Interprecive and Additional Provisions

      In connection with the operation of this Contract, the

Custodian and the Fund on behalf of each of the Portfolios,

may from time to time agree on such provisions interpretive

of or in addition to the provisions of this Contract as may

in their joint opinion be consistent with the general tenor

of this Contract. Any such interpretive or additional

provisions shall be in a writing signed by both parties and

shall be annexed hereto, provided that no such interpretive

or additional provisions shall contravene any applicable

federal or state regulations or any provision of the

Articles of Incorporation of the Fund. No interpretive or

additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this

Contract.

17.  Additional Funds

      In the event that the Fund establishes one or more

series of Shares in addition to the Money Market Portfolio,

the Growth Portfolio, the Growth and Income Portfolio, the

U.S. Government/High Grade Securities Portfolio, the High-

Yield Portfolio, the Total Return Portfolio, the

International Portfolio, the Short-Term Multi-Market

Portfolio, and the Global Bond Portfolio with respect to

which it desires to have the Custodian render services as

custodian under the terms hereof, it shall so notify the

Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.  Massachusetts Law to Apply

      This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

19.  Prior Contracts

      This Contract supersedes and terminates, as of the

date hereof, all prior contracts between the Fund on behalf

of each of the Portfolios and the Custodian relating to the

custody of the Fund's assets.

20.  Shareholder Communications

      Securities and Exchange Commission Rule 14b-2 requires

banks which hold securities for the account of customers to

respond to requests by issuers of securities for the names,

addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In

order to comply with the rule, we need you to indicate

whether you authorize us to provide Your name, address, and

share position to requesting companies whose stock You own.

If you tell us "no", we will not provide this information to requesting companies. If you tell us "yes" or do not check

either "yes" or "no" below, we are required by the rule to

treat you as consenting to disclosure of this information

for all securities owned by you or any funds or accounts

established by you. For your protection, the Rule prohibits

the requesting company from using your name and address for

any purpose other than corporate communications. Please

indicate below whether you consent or object by checking one of the alternatives below.

      YES [ ]   You are authorized to release our name,
                address, and share positions.

      NO  [X]   You are not authorized to release our name,
                address, and share positions.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 26th day of March 1993.



ATTEST                  ALLIANCE VARIABLE PRODUCTS SERIES
                        FUND, INC.


/s/ Jacqueline White    BY /s/ Edmund P. Bergan, Jr.
____________________    _____________________________
    Jacqueline White           Edmund P. Bergan, Jr.


ATTEST                  STATE STREET BANK AND TRUST COMPANY


/s/ M.E. Bonono         By /s/  Ronald E. Logue
___________________     _____________________________
    M.E. Bonono                 Ronald E. Logue
    Assistant Secretary         Executive Vice President






























                            52
00250292.BC8

                        Schedule A

      The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of Alliance Variable Products Series Fund, Inc. for use as sub-custodians for the Fund's securities and other assets:


        (Insert banks and securities depositories)







Certified:


_________________________
Fund's Authorized Officer


Date:____________________




























00250292.BC8